Exhibit 99.1

UNDER ARMOUR REPORTS SECOND QUARTER FISCAL 2023 RESULTS; UPDATES FULL-YEAR OUTLOOK
BALTIMORE, Nov. 3, 2022 – Under Armour, Inc. (NYSE: UA, UAA) today announced unaudited financial results for its second quarter of fiscal 2023 ended September 30, 2022. The company reports its financial performance following accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

"We’re pleased to have delivered second-quarter results that were in line with our expectations," said Under Armour Interim President and CEO Colin Browne. "While we anticipate the immediate macroeconomic backdrop to stay uncertain – we are taking a balanced approach to mitigate near-term pressures while continuing to focus on the long-term strength of our brand."

Browne continued, "By leaning into these strengths – performance product innovation, deep consumer connections, and empowering athletes – our team is working tirelessly across multiple growth opportunities. From refining our target consumer to young athletes and creating the space necessary to broaden our product aperture – we’re taking action to pivot to the growth we know the Under Armour brand is capable of over the long term."

Second Quarter 2023 Review
•Revenue was up 2 percent to $1.6 billion (up 5 percent currency neutral) compared to the prior year.
–Wholesale revenue increased 4 percent to $948 million, and direct-to-consumer revenue decreased 4 percent to $577 million due to a 9 percent decline in owned and operated store revenue, partially offset by a 4 percent increase in eCommerce revenue, which represented 36 percent of the total direct-to-consumer business during the quarter.
–North American revenue was down 2 percent compared to the prior year at $1 billion, and international revenue increased 7 percent to $547 million (up 16 percent currency neutral). Within the international business, revenue increased 9 percent in EMEA (up 20 percent currency neutral), rose 7 percent in Asia-Pacific (up 14 percent currency neutral), and increased 3 percent in Latin America (up 4 percent currency neutral).
–Apparel revenue decreased 2 percent to $1 billion. Footwear revenue increased 14 percent to $376 million. Accessories revenue fell 12 percent to $111 million.
•Gross margin declined 560 basis points to 45.4 percent compared to the prior year, driven primarily by higher promotions, elevated freight expenses related to COVID-19 supply chain impacts, unfavorable channel mix, and the negative impact of changes in foreign currency.
•Selling, general & administrative expenses decreased 1 percent to $594 million, including a $10 million legal expense related to ongoing litigation matters.
•Operating income was $119 million. Adjusted operating income was $129 million.
•Net Income was $87 million. Excluding a $10 million legal expense related to ongoing litigation matters and a $5 million benefit from a tax valuation allowance release related to prior-period restructuring, adjusted net income was $92 million.
•Diluted earnings per share was $0.19. Adjusted diluted earnings per share was $0.20.
•Inventory was up 29 percent to $1.1 billion.

•Cash and Cash Equivalents were $854 million at the end of the quarter, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Share Buyback Update
Under Armour repurchased $25 million of its Class C common stock during the second quarter, reflecting 3.2 million shares retired. As of Sept. 30, 26 million shares for $350 million had been repurchased under its two-year, $500 million program, which the Board of Directors approved in February 2022.

Updated Fiscal 2023 Outlook
As a reminder, Under Armour began its new fiscal year 2023 on April 1, 2022. Accordingly, the comparable baseline period is April 1, 2021, through March 31, 2022. Key points related to Under Armour’s fiscal year 2023 outlook include:

•Revenue is expected to grow at a low single-digit percentage rate compared to the previous expectation of 5 to 7 percent growth due primarily to a more challenging retail environment and additional negative impacts from changes in foreign currency. Currency-neutral revenue is expected to be up at a mid-single-digit percentage rate compared to the previous expectation of 7 to 9 percent growth.
•Gross margin remains unchanged from the previous outlook of a 375 to 425 basis point decline.
•Selling, general & administrative expenses are expected to be down slightly against the prior year as the company manages costs amid uncertain market conditions.
•Operating income is expected to reach $270 to $290 million compared to the previous range of $300 to $325 million. Excluding an expense related to ongoing litigation matters, adjusted operating income is expected to reach $290 to $310 million compared to the previous range of $310 to $335 million.
•Diluted earnings per share is expected to be $0.56 to $0.60 compared to the previous expectation of $0.61 to $0.67. This includes a $0.28 benefit related to a tax valuation allowance release expected to be realized during the fiscal year. Of this $0.28 benefit, $0.16 is related to prior restructuring. Additionally, there is a $0.04 negative impact from a legal expense related to ongoing litigation matters. Excluding these net positive impacts of $0.12, adjusted diluted earnings per share is expected to be $0.44 to $0.48 compared to the previous expectation of $0.47 to $0.53.
•Capital expenditures remain unchanged from an expectation of approximately $225 million.

Conference Call and Webcast
Under Armour will hold its second quarter fiscal 2023 conference call today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release refers to “currency neutral” and “adjusted” results, as well as “adjusted” forward-looking estimates of the company’s results for its 2023 fiscal year ending March 31, 2023. Management believes this information is helpful to investors to compare the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. References to adjusted financial measures exclude the effect of legal expenses related to ongoing litigation matters, the company’s 2020 restructuring plan, and related impairment charges, including goodwill and related tax effects. Where applicable, adjusted net income (loss) and adjusted diluted income (loss) per share exclude the non-cash amortization of debt discount on the company’s convertible senior notes, any gain or loss on extinguishing the company’s convertible senior notes, and related tax effects, and any gain or loss from divestitures (including associated earn-outs and expenses) and related tax effects. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per-share amounts are reported on a diluted basis. In addition, in connection with its change in fiscal year-end from December 31 to March 31, Under Armour is presenting select non-GAAP financial measures for the twelve months beginning on April 1, 2021, and ending March 31, 2022, to provide comparable reference periods against the company's new fiscal 2023 year, which began April 1, 2022, and ends on March 31, 2023. These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative to, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, the impact of the COVID-19 pandemic on our business and results of operations and the operations of our suppliers and logistics providers, expectations regarding inflation, promotional activities, freight, product cost pressures, and foreign currency rates, our plans to prioritize investments and reduce our operating expenses, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations, including recent impacts on the global supply chain; changes in general economic or market conditions, including inflation, that could affect overall consumer spending or our industry; failure of our suppliers, manufacturers or logistics providers to produce or deliver our products in a timely or cost-effective manner; labor or other disruptions at ports or our suppliers or manufacturers; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and costs related to our supply chain (including labor); changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business and realize expected benefits from restructuring plans; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflict; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; our ability to effectively meet the expectations of our stakeholders with respect to environmental, social and governance practices; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the statement’s date or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Jessica Graves
SVP, Investor Relations & Corporate Development	VP, Global Corporate Communications & Community Impact
(410) 246-6810	(570) 202-6995

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2022, and 2021
(Unaudited; in thousands, except per share amounts)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,				Six Months Ended September 30,
in '000s	2022	% of Net Revenues	2021	% of Net Revenues	2022	% of Net Revenues	2021	% of Net Revenues
Net revenues	$1,573,885	100.0%	$1,545,532	100.0%	$2,922,942	100.0%	$2,897,066	100.0%
Cost of goods sold	860,051	54.6%	757,428	49.0%	1,578,911	54.0%	1,440,141	49.7%
Gross profit	713,834	45.4%	788,104	51.0%	1,344,031	46.0%	1,456,925	50.3%
Selling, general and administrative expenses	594,424	37.8%	599,384	38.8%	1,190,138	40.7%	1,144,387	39.5%
Restructuring and impairment charges	—	—%	16,656	1.1%	—	—%	19,269	0.7%
Income (loss) from operations	119,410	7.6%	172,064	11.1%	153,893	5.3%	293,269	10.1%
Interest income (expense), net	(3,555)	(0.2)%	(9,261)	(0.6)%	(9,560)	(0.3)%	(22,568)	(0.8)%
Other income (expense), net	(5,771)	(0.4)%	(29,476)	(1.9)%	(20,012)	(0.7)%	(67,970)	(2.3)%
Income (loss) before income taxes	110,084	7.0%	133,327	8.6%	124,321	4.3%	202,731	7.0%
Income tax expense (benefit)	22,251	1.4%	18,962	1.2%	27,908	1.0%	28,989	1.0%
Income (loss) from equity method investments	(908)	(0.1)%	(921)	(0.1)%	(1,806)	(0.1)%	(1,091)	—%
Net income (loss)	$86,925	5.5%	$113,444	7.3%	$94,607	3.2%	$172,651	6.0%

Basic net income (loss) per share of Class A, B and C common stock	$0.19		$0.24		$0.21		$0.37
Diluted net income (loss) per share of Class A, B and C common stock	$0.19		$0.24		$0.20		$0.37
Weighted average common shares outstanding Class A, B and C common stock
Basic	454,322		470,002		456,357		464,831
Diluted	464,141		473,116		466,143		467,730

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2022, and 2021
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended September 30,			Six Months Ended September 30,
in '000s	2022	2021	% Change	2022	2021	% Change
Apparel	$1,038,268	$1,058,231	(1.9)%	$1,906,696	$1,932,424	(1.3)%
Footwear	375,885	329,718	14.0%	723,136	672,359	7.6%
Accessories	111,117	126,345	(12.1)%	207,948	237,848	(12.6)%
Total net sales	1,525,270	1,514,294	0.7%	2,837,780	2,842,631	(0.2)%
Licensing revenues	33,123	31,099	6.5%	61,258	54,360	12.7%
Corporate Other (1)	15,492	139	NM	23,904	75	NM
Total net revenues	$1,573,885	$1,545,532	1.8%	$2,922,942	$2,897,066	0.9%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended September 30,			Six Months Ended September 30,
in '000s	2022	2021	% Change	2022	2021	% Change
Wholesale	$948,154	$910,655	4.1%	$1,739,840	$1,678,266	3.7%
Direct-to-consumer	577,116	603,639	(4.4)%	1,097,940	1,164,365	(5.7)%
Net Sales	1,525,270	1,514,294	0.7%	2,837,780	2,842,631	(0.2)%
License revenues	33,123	31,099	6.5%	61,258	54,360	12.7%
Corporate Other (1)	15,492	139	NM	23,904	75	NM
Total net revenues	$1,573,885	$1,545,532	1.8%	$2,922,942	$2,897,066	0.9%

NET REVENUES BY SEGMENT

	Three Months Ended September 30,			Six Months Ended September 30,
in '000s	2022	2021	% Change	2022	2021	% Change
North America	$1,011,823	$1,035,862	(2.3)%	$1,921,179	$1,941,355	(1.0)%
EMEA	262,679	241,201	8.9%	467,860	448,425	4.3%
Asia-Pacific	225,729	211,950	6.5%	402,394	404,319	(0.5)%
Latin America	58,162	56,380	3.2%	107,605	102,892	4.6%
Corporate Other (1)	15,492	139	NM	23,904	75	NM
Total net revenues	$1,573,885	$1,545,532	1.8%	$2,922,942	$2,897,066	0.9%

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2022, and 2021
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS

	Three Months Ended September 30,				Six Months Ended September 30,
in '000s	2022	% of Net Revenues (2)	2021	% of Net Revenues (2)	2022	% of Net Revenues (2)	2021	% of Net Revenues (2)
North America	$209,206	20.7%	$292,367	28.2%	$399,130	20.8%	$518,136	26.7%
EMEA	35,895	13.7%	41,772	17.3%	54,076	11.6%	81,664	18.2%
Asia-Pacific	46,134	20.4%	40,529	19.1%	66,079	16.4%	64,575	16.0%
Latin America	7,177	12.3%	10,831	19.2%	13,411	12.5%	16,832	16.4%
Corporate Other (1)	(179,002)	NM	(213,435)	NM	(378,803)	NM	(387,938)	NM
Income (loss) from operations	$119,410	7.6%	$172,064	11.1%	$153,893	5.3%	$293,269	10.1%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities. Corporate Other also includes expenses related to the Company's central supporting functions.
(2) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).

Under Armour, Inc.
As of September 30, 2022, and March 31, 2022
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	September 30, 2022	March 31, 2022
Assets
Current assets
Cash and cash equivalents	$853,652	$1,009,139
Accounts receivable, net	789,087	702,197
Inventories	1,080,420	824,455
Prepaid expenses and other current assets, net	356,244	297,034
Total current assets	3,079,403	2,832,825
Property and equipment, net	636,746	601,365
Operating lease right-of-use assets	471,894	420,397
Goodwill	468,332	491,508
Intangible assets, net	9,291	10,580
Deferred income taxes	18,528	20,141
Other long-term assets	85,877	76,016
Total assets	$4,770,071	$4,452,832
Liabilities and Stockholders’ Equity
Accounts payable	747,330	560,331
Accrued expenses	353,435	317,963
Customer refund liabilities	155,021	159,628
Operating lease liabilities	132,184	134,833
Other current liabilities	85,294	125,840
Total current liabilities	1,473,264	1,298,595
Long-term debt, net of current maturities	673,382	672,286
Operating lease liabilities, non-current	705,027	668,983
Other long-term liabilities	102,065	84,014
Total liabilities	2,953,738	2,723,878
Total stockholders’ equity	1,816,333	1,728,954
Total liabilities and stockholders’ equity	$4,770,071	$4,452,832

Under Armour, Inc.
For the Six Months Ended September 30, 2022 and 2021
(Unaudited; in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended September 30,
in '000s	2022	2021
Cash flows from operating activities
Net income (loss)	$94,607	$172,651
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	68,007	72,335
Unrealized foreign currency exchange rate (gain) loss	16,338	(2,349)
Loss on extinguishment of senior convertible notes	—	58,526
Loss on disposal of property and equipment	1,074	2,049
Non-cash restructuring and impairment charges	—	6,302
Amortization of bond premium and debt issuance costs	1,096	14,629
Stock-based compensation	19,708	22,581
Deferred income taxes	(2,021)	(23,405)
Changes in reserves and allowances	4,452	(9,953)
Changes in operating assets and liabilities:
Accounts receivable	(90,331)	(29,586)
Inventories	(266,824)	14,956
Prepaid expenses and other assets	(15,486)	(26,033)
Other non-current assets	(36,932)	32,712
Accounts payable	167,149	43,179
Accrued expenses and other liabilities	19,034	(1,432)
Customer refund liabilities	(5,475)	(18,123)
Income taxes payable and receivable	23,105	31,417
Net cash provided by (used in) operating activities	(2,499)	360,456
Cash flows from investing activities
Purchases of property and equipment	(93,864)	(49,195)
Sale of property and equipment	—	852
Earn-out from the sale of the MyFitnessPal platform	35,000	—
Net cash used in investing activities	(58,864)	(48,343)
Cash flows from financing activities
Payments on long-term debt and revolving credit facility	—	(506,280)
Proceeds from capped call	—	91,722
Common Shares Repurchased	(50,000)	—
Employee taxes paid for shares withheld for income taxes	(803)	(1,322)
Proceeds from exercise of stock options and other stock issuances	2,015	1,881
Net cash provided by (used in) financing activities	(48,788)	(413,999)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(43,962)	8,608
Net increase in (decrease in) cash, cash equivalents and restricted cash	(154,113)	(93,278)
Cash, cash equivalents and restricted cash
Beginning of period	1,022,126	1,359,680
End of period	$868,013	$1,266,402

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2022
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three months ended September 30, 2022	Six months ended September 30, 2022
Total Net Revenue
Net revenue growth - GAAP	1.8%	0.9%
Foreign exchange impact	3.1%	2.5%
Currency neutral net revenue growth - Non-GAAP	4.9%	3.4%

North America
Net revenue growth - GAAP	(2.3)%	(1.0)%
Foreign exchange impact	0.4%	0.3%
Currency neutral net revenue growth - Non-GAAP	(1.9)%	(0.7)%

EMEA
Net revenue growth - GAAP	8.9%	4.3%
Foreign exchange impact	11.5%	9.4%
Currency neutral net revenue growth - Non-GAAP	20.4%	13.7%

Asia-Pacific
Net revenue growth - GAAP	6.5%	(0.5)%
Foreign exchange impact	7.2%	5.6%
Currency neutral net revenue growth - Non-GAAP	13.7%	5.1%

Latin America
Net revenue growth - GAAP	3.2%	4.6%
Foreign exchange impact	0.8%	0.2%
Currency neutral net revenue growth - Non-GAAP	4.0%	4.8%

Total International
Net revenue growth - GAAP	7.3%	2.3%
Foreign exchange impact	8.5%	6.8%
Currency neutral net revenue growth - Non-GAAP	15.8%	9.1%

Under Armour, Inc.
For the Three and Six months ended September 30, 2022
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's condensed consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three months ended September 30, 2022	Six months ended September 30, 2022
GAAP Income from operations	119,410	153,893
Add: Impact of legal expenses relating to litigation matters	10,000	20,000
Adjusted income from operations	$129,410	$173,893

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three months ended September 30, 2022	Six months ended September 30, 2022
GAAP net income	86,925	94,607
Add: Impact of legal expenses relating to litigation matters	10,000	20,000
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	—	490
Add: Impact of provision for income taxes	(4,811)	(8,124)
Adjusted net income	$92,114	$106,973

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three months ended September 30, 2022	Six months ended September 30, 2022
GAAP diluted net income per share	$0.19	$0.20
Add: Impact of legal expenses relating to litigation matters	0.02	0.04
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	—	—
Add: Impact of provision for income taxes	(0.01)	(0.01)
Adjusted diluted net income per share	$0.20	$0.23

Under Armour, Inc.
Outlook for the Year Ended March 31, 2023
(Unaudited; in millions, except per share amounts)

The tables below present the reconciliation of the Company's fiscal 2023 outlook presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ended March 31, 2023
	Low end of estimate	High end of estimate
GAAP income from operations	$270	$290
Add: Impact of legal expenses relating to litigation matters	20	20
Adjusted income from operations	$290	$310

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

(in millions)	Year Ended March 31, 2023
	Low end of estimate	High end of estimate
GAAP diluted net income per share (1)	$0.56	$0.60
Add: Impact of legal expenses relating to litigation matters	0.04	0.04
Add: Impact of provision for income taxes	(0.16)	(0.16)
Adjusted diluted net income per share	$0.44	$0.48

(1) GAAP diluted net income (loss) per share excludes any potential earn-out related to the sale of the MyFitnessPal platform.

Under Armour, Inc.
As of September 30, 2022, and 2021
COMPANY-OWNED & OPERATED DOOR COUNT

	September 30,
	2022	2021
Factory House	178	179
Brand House	18	18
North America total doors	196	197

Factory House	162	144
Brand House	79	95
International total doors	241	239

Factory House	340	323
Brand House	97	113
Total doors	437	436